EX-11.1

              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                     Tokheim Corporation and Subsidiaries
                       Exhibit (11) - Earnings Per Share
  For the three and six month periods ended May 31, 2000 and 1999.

Basic earnings per share ("EPS") is calculated based on earnings (loss) available to common shareholders and the weighted average number of common stock shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock equivalents such as stock issued pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

The following table presents information necessary to calculate EPS


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

                                                             Basic                            Basic
                                                  ----------------------------      ------------------------
                                                       Three Months Ended               Six Months Ended
                                                  ----------------------------      ------------------------
                                                    May 31,         May 31,        May 31,         May 31,
                                                     2000            1999           2000            1999
                                                  ------------    ------------    ----------     ----------

Shares outstanding (in thousands):
  Weighted average outstanding...................     12,669          12,669         12,669        12,666
                                                    ========        ========       ========        ========

Net earnings (loss):
  Before extraordinary item......................   $(17,350)       $ (4,998)      $(37,856)     $(19,174)
  Extraordinary loss on debt extinguishment......         --              --             --        (6,249)
                                                    --------        --------       --------       --------
  Net loss.......................................    (17,350)         (4,998)       (37,856)      (25,423)
  Preferred stock dividends......................        381             374            768           747
                                                    --------        --------       --------       --------
  Loss applicable to common stock................   $(17,731)       $ (5,372)      $(38,624)      $(26,170)
                                                    ========        ========       ========       ========

Net loss per common share:
  Before extraordinary item......................   $  (1.40)       $  (0.42)      $  (3.05)      $  (1.57)
  Extraordinary loss on debt extinguishment......         --              --             --          (0.50)
                                                    --------        --------       --------       --------
  Net loss.......................................   $  (1.40)       $  (0.42)      $  (3.05)      $  (2.07)
                                                    ========        ========       ========       ========

For financial reporting purposes, the loss per share, assuming full dilution, is considered to be the same as basic since the effect of the common stock equivalents would be anti-dilutive.

                                                            Diluted                         Diluted
                                                  ----------------------------      ------------------------
                                                       Three Months Ended               Six Months Ended
                                                  ----------------------------      ------------------------
                                                    May 31,         May 31,         May 31,       May 31,
                                                     2000            1999           2000          1999
                                                  ------------    ------------    ----------      ----------

Shares outstanding (in thousands):
  Weighted average outstanding...................     12,669          12,669         12,669        12,666
  Share equivalents..............................      2,518             259          2,518           205
  Weighted conversion of preferred stock.........        786             787            786           787
                                                    --------        --------       --------        --------
  Adjusted outstanding...........................     15,973          13,715         15,973        13,658
                                                    ========        ========       ========        ========

Net loss:
  Before extraordinary item......................   $(17,350)       $ (4,998)      $(37,856)      $(19,174)
  Extraordinary loss on debt extinguishment......         --              --             --         (6,249)
                                                    --------        --------       --------       --------
  Net loss.......................................    (17,350)         (4,998)       (37,856)       (25,423)
  Incremental RSP expense........................        381             374            768            747
                                                    --------        --------       --------       --------
  Loss applicable to common stock................   $(17,731)       $ (5,372)      $(38,624)      $(26,170)
                                                    ========        ========       ========       ========

Net loss per common share:
  Before extraordinary item......................   $  (1.18)       $  (0.39)      $  (2.62)      $  (1.46)
  Extraordinary loss on debt extinguishment......         --              --             --          (0.46)
                                                    --------        --------       --------       --------
  Net loss.......................................   $  (1.18)       $  (0.39)      $  (2.62)      $ (1.92)
                                                    ========        ========       ========       ========

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